Exhibit 99.1

MDU Resources to Acquire Cascade Natural Gas

BISMARCK, N.D., and SEATTLE — July 9, 2006 — MDU Resources Group, Inc. (NYSE:MDU) announced today that it entered into a definitive merger agreement on July 8 to acquire Cascade Natural Gas Corp. (NYSE:CGC) for cash consideration of $26.50 per share. The acquisition is expected to be accretive to earnings per share. Cascade’s customer base in Washington and Oregon will approximately double the number of MDU Resources’ natural gas utility customers.

Under the terms of the agreement, MDU Resources will acquire Cascade for $26.50 per share in cash, representing a 23 percent premium over Cascade’s July 7 closing share price. The transaction has been approved by the boards of directors of both MDU Resources and Cascade.

The total value of the transaction, including the assumption of certain indebtedness, is approximately $475 million. MDU Resources expects to finance the transaction through traditional means, including the issuance of a combination of long-term debt and equity, on a basis consistent with MDU Resources’ utility capital structure. The completion of the acquisition is subject to the approval of Cascade’s shareholders and various regulatory authorities. These include the Washington Utilities and Transportation Commission, the Oregon Public Utility Commission and the various jurisdictions under which MDU Resources’ utility divisions operate, as well as clearance under the Hart-Scott-Rodino Act, and the satisfaction of other customary closing conditions. Regulatory approvals are anticipated to be obtained by mid-year 2007.

“The merger with Cascade is a great strategic fit with our existing regulated operations and is consistent with our long-term objective of growing our regulated utility as part of our overall business portfolio,” said Martin A. White, chairman and chief executive officer of MDU Resources. “Cascade is in a high-growth area and is a well-managed operation. It will be effectively integrated into MDU Resources’ existing operations.”

Cascade will join Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. as MDU Resources utility business units. Montana-Dakota and Great Plains serve about 250,000 natural gas customers and 120,000 electric customers in five Upper Midwest states.

Cascade serves 235,000 customers in 93 communities — 65 of which are in Washington and 28 in Oregon. Cascade’s service areas are concentrated in western and south central Washington and south central and eastern Oregon. Cascade’s recent customer growth has been more than 4 percent on a compound annual basis. Cascade was founded in 1953 and employs 378 people.

“We are very pleased and excited by the opportunity to join the MDU Resources family of companies,” said David W. Stevens, president and chief executive officer of Cascade. “Earlier this year we announced plans to evaluate strategic alternatives to enhance our stockholder value and this merger is the result of our evaluation. MDU Resources is a strong company with excellent management and a long history of successful growth and very positive stockholder returns. Utility operations represent the historic core of their business and our shareholders, customers and employees will be well-served by this merger.”

When the transaction is completed, Cascade common stock will cease to be publicly traded. Cascade will become a wholly owned subsidiary of MDU Resources, continuing to operate as Cascade Natural Gas Corp.

“We are extremely pleased to have a company of Cascade’s reputation join ours,” said Terry D. Hildestad, president and chief operating officer of MDU Resources. “I know I speak for each of our 13,000 employees when I express my enthusiasm for this acquisition. We welcome Cascade employees to our organization.”

UBS Investment Bank acted as financial advisor to MDU Resources, and J.P. Morgan Securities Inc. acted as financial advisor to Cascade. Thelen Reid & Priest LLP acted as legal counsel to MDU Resources, while Preston Gates & Ellis LLP served as legal advisor to Cascade.

Executive management from MDU Resources and Cascade will webcast a conference call at 10 a.m. CDT Monday, July 10, to discuss the merger. The webcast can be accessed at www.mdu.com and www.cngc.com. A webcast replay and audio replay will be available. The dial-in number for audio replay is (800) 642-1687, access code 2836674.

The information in this release includes forward-looking statements, including statements by the chairman and CEO of MDU Resources Group, Inc., the president and COO of MDU Resources Group, Inc. and the president and CEO of Cascade Natural Gas Corp. and the statement concerning accretive earnings per share, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, actual results may differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability to obtain necessary regulatory approvals, the satisfaction of closing conditions, the ability to obtain financing and the ability to effectively integrate acquired operations. For a discussion of other important factors that could cause actual results to differ, refer to Item 1A — Risk Factors in MDU Resources’ most recent Form 10-K and Form 10-Q.

MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure. MDU Resources includes natural gas and oil production, construction materials and mining, domestic and international independent power production, natural gas pipelines and energy services, electric and natural gas utilities, and construction services. For more information about MDU Resources, see the company’s Web site at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Cascade Natural Gas Corporation is incorporated in the state of Washington as a natural gas distribution company serving parts of Washington outside the Seattle-Tacoma area as well as central and eastern Oregon. The area served has a population of approximately 1 million who reside in various communities and work in a wide diversity of industries. The company has a mix of residential, commercial and large industrial customers totaling approximately 235,000. For more information about Cascade, see the company’s Web site at www.cngc.com.

Cascade plans to file a proxy statement and other documents with the Securities and Exchange Commission in connection with the proposed merger. CASCADE’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to Cascade’s shareholders seeking their approval of the transaction. Investors may obtain free copies of these documents when they are available, and other documents filed with the SEC, at the SEC’s Web site at www.sec.gov or by directing a request to: Secretary, Cascade Natural Gas Corp., 222 Fairview Ave. N., Seattle, WA 98109.

Cascade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cascade’s shareholders with respect to the proposed merger. Information about Cascade’s executive officers and directors is set forth in the proxy statement for the Cascade 2006 Annual Meeting of Shareholders, which was filed with the SEC on Jan. 9, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement when it becomes available.

* * * * * * * *

Contacts:

Financial:
MDU Resources Group, Inc.
Vernon A. Raile, executive vice president, treasurer and chief financial officer, (701) 530-1003
Phyllis A. Rittenbach, director of investor relations, (701) 530-1057

Media:
MDU Resources Group, Inc.
Linda Donlin, director of communications and public relations, (701) 530-1700
Dan Sharp, public relations manager, (701) 530-1068
Cascade Natural Gas Corporation
David W. Stevens, president and chief executive officer, (206) 381-6703